Exhibit 10.2

DEED OF IRREVOCABLE UNDERTAKING – DIRECTOR

To:	Eagle Pharmaceuticals, Inc. (“Eagle”)

50 Tice Blvd, Suite 315

Woodcliff Lake

NJ 07677

USA

From:	[Name of director]

[Address]

______ March 2022

Dear Sirs and Madams,

Proposed acquisition of the entire issued and to be issued share capital of Acacia Pharma Group plc (the “Company”) by Eagle

1.	I understand that Eagle intends to make an offer to acquire the entire issued and to be issued share capital of the Company (the “Acquisition”) which is proposed to be implemented by way of a scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “CA 2006”) (including any new, increased, renewed or revised scheme of arrangement, the “Scheme”) substantially on the terms and conditions set out in the draft co-operation agreement appended to this deed at Appendix II, to be entered into between Eagle and the Company on or around the date of this deed, with such amendments as may be agreed in writing between Eagle and the Company (the “Co-operation Agreement”).

2.	Terms not defined in this deed shall bear the same meaning as in the Co-operation Agreement.

3.	This deed sets out the terms and conditions on which I will exercise, or procure the exercise of, the votes attaching to the securities in the capital of the Company in which I have an interest (as set out in Appendix I) in favour of the Scheme at any relevant meetings of the members of the Company.

4.	In consideration of Eagle signing the Co-operation Agreement and agreeing to be bound by the Scheme in the event the Scheme becomes effective, I, by reason of being a shareholder and/or option holder of the Company, irrevocably and unconditionally warrant, undertake to and confirm and agree with Eagle on the following terms.

A.	Shareholdings

5.	I irrevocably and unconditionally undertake and warrant to Eagle that:

5.1.	I am the sole beneficial owner of and, unless otherwise specified in Appendix I hereto, I am also the sole registered holder of (or am otherwise able to control the exercise of all rights, including voting rights and the ability to procure the transfer of, attaching to) the number of ordinary shares of £0.02 each in the capital of the Company (the “Company Securities”, which expression shall include any other shares or securities in the Company acquired by me or issued or transferred to me after the date hereof, including those attributable to or derived from any such shares or as a result of the exercise of any options or Awards (as defined below) which I may hold, and which I have become the registered holder, beneficial owner or otherwise interested in) set forth in Appendix I hereto in accordance with and as further detailed in paragraph 6.2;

5.2.	if I have been granted options and awards over shares in the capital of the Company under the Company’s share scheme(s) or equity incentive schemes, their details are as set forth in Appendix I hereto (the “Awards”) and the Awards are still subsisting and I am beneficially entitled to the Awards;

5.3.	I am not (and none of my affiliates are) interested in any shares, options, warrants, short positions or other rights or securities of the Company other than those of which details are set forth in Appendix I hereto;

5.4.	I have all relevant power and authority and the right (free from any legal or other restrictions) to enter into this deed, to perform the obligations contained in this deed in accordance with its terms and I have full power and authority to (where relevant) exercise any aforementioned options or Awards and vote and sell, or procure the sale of, the Company Securities with full title guarantee, free from any lien, charge, option, equity encumbrance, rights of pre-emption, legal or other restrictions, together with all rights attaching to or enjoyed by them, including, but not limited to, any voting rights, the right to receive and retain in full all dividends and other distributions (if any) announced, declared, made or paid on or after the date of this deed as envisaged by the terms of the Acquisition;

5.5.	the information set out in Appendix I regarding the Company Securities is complete and accurate and, other than as set out in Appendix I, I do not have any interest in any securities or shares of the Company or any rights to subscribe for, purchase or otherwise acquire any securities or shares of the Company;

5.6.	I have full power and authority to enter into this deed and to perform the obligations under it in respect of the Company Securities; and

5.7.	I will not take any action which would cause me to cease to have all relevant power and authority and right to enter into and perform the obligations in this deed in accordance with their terms.

B.	Dealings in the Company Securities

6.	I irrevocably and unconditionally undertake and warrant to Eagle that:

6.1.	I shall not:

6.1.1.	exercise any voting rights attaching to the Company Securities in such manner as to frustrate or otherwise hinder the Scheme and take any action which might result in any condition of the Scheme not being satisfied;

6.1.2.	sell, transfer, loan, charge, pledge, encumber, grant any option or other right over or otherwise deal or dispose of, or permit the sale, transfer, loan, charging, pledging, encumbering, granting of any option or other right over or other dealing or disposal of any of the Company Securities or interest in the Company Securities other than pursuant to the Scheme, provided that nothing in this paragraph shall prevent me from charging, pledging or encumbering any of my Company Securities (having provided at least five days’ written notice to Eagle in advance of such charging, pledging or encumbering) if the terms on which the Company Securities are charged, pledged or encumbered allow me to exercise the voting rights attaching to the Company Securities and provided further that, subject to paragraph 6.2, nothing in this paragraph shall prevent me from selling, transferring, charging, pledging or encumbering, granting of any option or other right over or other dealing or disposal of any of the Company Securities or interest in the Company Securities:

6.1.2.1.	where the Company Securities disposed have been acquired by me as result of the grant, vesting or exercise of options and such action is undertaken to cover my liability for tax and employee National Insurance or other social security contributions arising as a result of or otherwise in respect of the grant, vesting or exercise of any options; and/or

6.1.2.2.	where such action: (a) involves the sale or transfer of Company Securities to one or more of my close relatives and/or related trusts; or (b) in any other case, is undertaken as part of my bona fide tax planning, in each case with the prior written consent of Eagle, not to be unreasonably withheld, conditioned or delayed;

6.1.3.	accept or give any undertaking (whether conditional or unconditional) or letter of intent to accept any other offer (whether such offer is to be implemented by way of a takeover offer, scheme of arrangement, merger or other business combination of any nature whatsoever) made or proposed to be made in respect of the issued and to be issued share capital of the Company by any other person other than Eagle or its affiliates;

6.1.4.	(other than pursuant to the Scheme) enter into any agreement or arrangement or incur any obligation with any person (other than Eagle or its affiliates):

6.1.4.1.	in relation to, or operating by reference to, shares or other securities of the Company or any options over such shares or securities;

6.1.4.2.	to do all or any of the acts referred to in sub-paragraphs 6.1.2 and/or 6.1.3 above in relation to, or operating by reference to, the Company Securities; or

6.1.4.3.	which, in relation to the Company Securities, would or might restrict or impede my voting in favour of the Scheme or my ability to comply with the terms of this deed,

and, for the avoidance of doubt, references in paragraphs 6.1.3 and/or 6.1.4 to any acceptance of an offer or any agreement, arrangement or obligation includes any acceptance of an offer or agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect upon or following the closing (or, if applicable, becoming effective) or lapsing of the Scheme or upon or following this deed ceasing to be binding or upon or following any other event.

6.2.	Without limitation to the restrictions in paragraph 6.1, in the event that after the date of this deed, I acquire or purchase any shares, securities or interests in securities of the Company or rights therein (including, without limitation, through the exercise of options, Awards or acceleration of any conditional awards under any share scheme or equity incentive scheme implemented by the Company) or otherwise become the registered holder or beneficial owner of further shares, securities or interests in securities of the Company or in respect of which I become entitled to exercise all rights or interests, such shares, securities, interests or rights shall be deemed to be included in the definition of “Company Securities” and the undertakings and agreements as set out in this deed in relation to such Company Securities shall be performed as soon as reasonably practicable but by no later than one Business Day following the earlier of: (i) the date of allotment of such Company Securities; (ii) the registration of the relevant securities in my name; or (iii) when I become the beneficial owner or are otherwise entitled to exercise all rights in respect of such securities (as applicable).

C.	Scheme

7.	I irrevocably agree and undertake:

7.1.	that a confirmation of this undertaking may be included in the Scheme Document (as defined below);

7.2.	to attend (either in person or by proxy) any meeting of the Company’s shareholders convened by order of the High Court of Justice in England and Wales (the “Court”) (including any adjournments or postponements thereof) pursuant to section 896 of the CA 2006 to consider and approve the Scheme (the "Court Meeting") and any general or class meeting of the Company’s shareholders (including any adjournments or postponements thereof) convened by the Company in order to consider and approve measures required to implement the Scheme (the "General Meeting"); and

7.3.	to use reasonable endeavours to procure the convening of the Court Meeting and/or the General Meeting as may be necessary to pass the resolutions required to implement or effect the Scheme.

8.	Without limitation and in addition to the general voting undertakings granted in paragraph 10 below, I shall exercise (or, where applicable, procure the exercise of) all voting rights (whether on a show of hands or a poll and whether in person or by proxy) attaching to the Company Securities:

8.1.	at the Court Meeting, in favour of the resolutions proposed at the Court Meeting to vote to approve, implement or effect the Scheme; and

8.2.	at the General Meeting, in favour of the resolutions proposed at the General Meeting to approve, implement or effect the Scheme and all related matters (including any proposed amendment to the articles of association of the Company).

9.	In particular and without limiting paragraph 7 above, as soon as possible and in any event not later than 1:00 p.m. on the date falling five Business Days after the deemed date of receipt of: (a) the formal document containing the notice of the Court Meeting and the General Meeting (the “Scheme Document”); and (b) the accompanying forms of proxy, I shall in respect of the Company Securities:

9.1.	execute and deliver to the Company (in accordance with the delivery instructions contained therein) (or procure the execution and delivery to the Company of) such forms of proxy in accordance with the instructions printed on such forms of proxy; and

9.2.	in respect of any of the Company Securities in uncertificated form, take (or procure the taking of) any action to make a valid proxy appointment and give valid proxy instructions,

to vote in favour of each of the resolutions to be proposed at the Court Meeting and/or the General Meeting and, unless instructed to do so by Eagle, shall not thereafter revoke such forms of proxy or proxy appointments and proxy instructions, either in writing or by attendance at any meeting or otherwise.

D.	Voting – general

10.	In each case save as specifically set out in paragraph 8:

10.1.	I shall exercise (or procure the exercise of) the voting rights attached to the Company Securities on any resolution which would assist the implementation of the Scheme; and

10.2.	save as agreed in writing between Eagle and the Company, I shall exercise (or procure the exercise of) the voting rights attached to the Company Securities against any resolution:

10.2.1.	to the effect that the text or terms of the resolutions to be proposed at the General Meeting to approve the Scheme and all related matters be amended;

10.2.2.	to adjourn the General Meeting; and

10.2.3.	that purports to approve or give effect to (and I will not be bound or agree to be bound by) a proposal by a person other than Eagle or its affiliates to acquire any shares or securities of the Company in issue or to be issued.

E.	Power of attorney

11.	In order to secure the performance of my obligations contained in this deed (and only to the extent I have failed to comply with such obligations), I hereby on behalf of myself, and shall procure that the registered holder of the Company Securities (if different) shall, appoint Eagle and each director of Eagle severally as my attorney in my name or otherwise and on my behalf to: (a) sign, execute and deliver: (i) a form or forms of proxy; (ii) all other documents related to or in connection with the Scheme; and (iii) all other documents required to be delivered by me under this deed, which are (in each case) to be signed by me; and (b) comply with the terms of the Scheme Document and fulfil my obligations in relation to any above document or under this deed if by the fifth Business Day after the date of deemed receipt of the Scheme Document I have not complied with any provision of this deed within the specified period.

12.	I agree that the power of attorney given in paragraph 11 is given by way of security and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until this deed lapses or is terminated, or (if earlier) the Scheme becomes effective.

F.	Announcements, information and documentation

13.	I agree to comply, and to use reasonable endeavours to procure that the Company complies, with the terms of the announcements and confidentiality provisions set out in clause 20 (Announcements) of the Co-operation Agreement which are incorporated into this deed by reference and shall apply mutatis mutandis on and from the date of this deed.

14.	I consent to the inclusion of references to me and the particulars and provisions of this deed in the Co-operation Agreement, the Scheme Document and any document issued or published in connection with the Acquisition (in any manner of medium) and/or that is required by any other legal or regulatory requirements.

15.	I irrevocably and unconditionally shall:

15.1.	promptly give Eagle all information and any assistance as Eagle may reasonably require for the preparation of any such announcement or document in order to comply with the requirements of the Court, the CA 2006 and any other legal or regulatory requirement or body (but will not be required to take responsibility for any information or other matters other than factual information relating solely to myself); and

15.2.	immediately notify Eagle in writing of any material change in the accuracy or impact of any information previously given to Eagle or in the event of any breach of the undertakings, representations or warranties set out herein.

G.	Termination

16.	The undertakings, warranties, consents, waivers, agreements and obligations in this deed will only lapse and cease to have effect:

16.1.	if the Scheme does not become effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms; or

16.2.	the Scheme lapses or is withdrawn or otherwise becomes incapable of becoming effective or has not become effective on or before the date falling six months after the date of this deed (or such later date as Eagle and the Company agree in writing and that the Court, if required, approves).

H.	General

17.	For the avoidance of doubt, nothing in this deed shall oblige Eagle to effect the Acquisition.

18.	Any date, time or period referred to in this deed shall be of the essence except to the extent to which Eagle and I agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

19.	This deed shall be binding on my successors and assignees. I acknowledge and agree that I may not assign or otherwise dispose of any rights under this deed, at law or in equity, including by way of declaration of trust. Any purported assignment in breach of this paragraph 19 shall be void and confer no rights on the purported assignee.

20.	Eagle may assign all or any part of the benefit of, or its rights or benefits under, this deed to:

20.1.	any member of Eagle’s group of companies (the “Eagle Group”) (or by any such member of the Eagle Group to or in favour of any other member of the Eagle Group) provided that if such assignee subsequently ceases to be a member of the Eagle Group, Eagle shall procure that, prior to its ceasing to be so, such assignee reassigns to Eagle or (upon giving prior written notice to me) to another member of the Eagle Group so much of the rights and benefits under this deed as have been assigned to it; and

20.2.	by way of security and/or charge all or any of its rights under this deed for the benefit of:

20.2.1.	any financial institution or other person lending money or making other credit facilities available to any member of the Eagle Group (including the holders of any debt securities);

20.2.2.	any counterparty to a derivative transaction entered into by a member of the Eagle Group; or

20.2.3.	any facility or security agent, security trustee, arranger of finance, receiver or person fulfilling a similar or related role, as security for the obligations owed by any member of the Eagle Group to such person, and any such beneficiary of security may assign all or any of those rights.

21.	If an assignment is made in accordance with paragraph 20:

21.1.	my liability to any such assignee shall not be greater than my liability to Eagle if that assignment had not occurred; and

21.2.	references to Eagle (other than in this paragraph 21.2) shall be construed as references to the holder, at any relevant time, of Eagle's rights under this deed.

22.	Except to the extent otherwise specified, my obligations set out in this deed are unconditional and irrevocable.

23.	With regard to any Company Securities not registered in my name, the confirmations, warranties and undertakings contained in this deed are given by me on behalf of the registered holder(s) of such Company Securities and I undertake to ensure the compliance by such person(s) with those confirmations, warranties and undertakings.

24.	In this deed:

24.1.	all references to time are to London time; and

24.2.	a person will be treated as having an interest in securities if:

24.2.1.	such person owns such securities;

24.2.2.	such person has the right (whether conditional or absolute) to exercise or direct the exercise of the voting rights attaching to such securities or has general control of such securities;

24.2.3.	by virtue of any agreement to purchase, option or derivative, such person:

24.2.3.1.	has the right or option to call for the delivery of such securities; or

24.2.3.2.	is under an obligation to take delivery of such securities, whether the right, option or obligation is conditional or absolute and whether it is in the money or otherwise; or

24.2.4.	such person is a party to any derivative whose value is determined by reference to their price and which results, or may result, in them having a long position in such securities.

25.	Each of Eagle, any member of the Eagle Group and the Company may, under the Contracts (Rights of Third Parties) Act 1999 or otherwise, enforce the terms of this deed.

26.	Save as provided in paragraph 25, a person who is not party to this deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed.

27.	The invalidity, illegality or unenforceability of any provision of this deed shall not affect the continuation in force of the remainder of this deed.

28.	This deed and the agreements referred to herein contain the whole agreement between Eagle and me relating to the subject matter of this deed at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. I acknowledge that I have not been induced to sign this deed by any representation, warranty or undertaking not expressly incorporated into it.

29.	This deed has been entered into in my capacity as a shareholder only and without prejudice to any statutory or fiduciary obligations I may have in my capacity as a director of the Company.

30.	I agree that damages would not be an adequate remedy for breach by me of any of my obligations under or pursuant to this deed and accordingly, without prejudice to any other rights or remedies that Eagle may have, Eagle shall be entitled to the remedies of specific performance, injunction or other equitable relief for any threatened or actual breach of any such obligations and no proof of special damages shall be necessary for the enforcement by Eagle of its rights.

31.	I agree that this deed (and any dispute, controversy, proceedings or claim of any nature arising out of or in connection with it, including non-contractual disputes and claims) shall be governed and construed in accordance with English law.

32.	I irrevocably agree to submit to the exclusive jurisdiction of the courts of England to settle any claim, legal action, proceeding, dispute or matter of difference (including non-contractual claims, disputes or differences) which may arise out of or in connection with this deed or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this deed) and that accordingly any proceedings be brought in such courts.

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IN WITNESS whereof this document has been duly executed and delivered as a deed on the date above mentioned.

SIGNED as a DEED	)

By [●]	)

in the presence of:	)

Witness’s signature:

Witness’s name:

Witness’s address:

Witness’s occupation:

APPENDIX I

INTERESTS IN THE COMPANY

1.	Interests in the Company

My “interests” (as defined in Part 22 of the CA 2006) in the securities (including securities convertible thereto, rights to subscribe therefor, options (including traded options) in respect thereof and derivatives referenced thereto) of the Company on the date hereof are as stated below:

Registered holder* and address	Beneficial owner* and address	Number of ordinary shares of £0.02 each in the capital of the Company

2.	Options

The details of my options to subscribe for securities in the capital of the Company on or after the date hereof are as stated below:

Registered holder* and address	Beneficial owner* and address	Number of options	Exercise price and period	Date of grant (DD/MM/YY)

Explanatory notes:

i.	* Where more than one, indicate number of shares attributable to each.

ii.	Where no interests are held, please complete table with “Nil” entries.

APPENDIX II

CO-OPERATION AGREEMENT